THIRD AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of the last date on the signature block, to the Fund Administration Servicing Agreement, dated as of December 20, 2017, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as maybe amended from time to time (each a “Fund” and collectively the “Funds”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the RiverPark Strategic Income Fund; and

WHEREAS, the parties desire to amend the fees on Exhibit C of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Jason Hadler
Printed Name: John P. Buckel	Printed Name: Jason Hadler
Title: President	Title: Senior Vice President
Date: 4/12/2023	Date: 4/13/2023

Exhibit A
to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Fund Names

Name of Series

CrossingBridge Low Duration High Yield
CrossingBridge Ultra-Short Duration Fund CrossingBridge Responsible Credit Fund RiverPark Strategic Income Fund

Exhibit C

Fund Start-up & Registration Services Project Fee Schedule

Regulatory Administration Service Proposal – In support of external legal counsel
$ _____ - one fund, per project
$ _____ - two funds, per project
$ _____ - three funds, per project Negotiated Fee - four funds and above

(Includes MST external counsel fee, subject to services provided; if applicable)

▪$ _____ - Additional fee per sub - adviser
▪$ _____ - Additional fee per drafting multi-manager exemptive application (does not include outside legal costs)
▪MST may require up to $_____ in escrow

Additional Regulatory Administration Services
▪$ _____ - per fund or as negotiated for Subsequent new fund launch
▪$ _____ - per project for Subsequent new share class launch
▪Multi - managed funds - as negotiated based upon specific requirements
▪Proxy - as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Extraordinary services - negotiated based upon specific requirements
Multi - managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Fund* (Excluding the Riverpark Strategic Income Fund Assets)

Basis points
_____ on the first $ _____
_____ on the next $ _____
_____ on the balance
NOTE: All tiers above are reduced by _____ basis point if the Advisor has 2 or more funds.

$ _____ - per fund, Minimum Annual Fee

▪*For the Riverpark Strategic Income Fund Only*
▪_____ bps on Assets for the first 18 months from conversion. After 18 months from conversion, this fund will revert to the standard fee schedule noted above.
▪$ _____ - Additional fee for each intraday NAV calculations in excess of one strike per day
▪$ _____ - Additional fee for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
▪$_____ - Additional fee for each manager / sub-advisor per fund

Services Included in Annual Fee Per Fund
▪Advisor Information Source - On-line access to portfolio management and compliance information.
▪Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪U.S. Bank Regulatory Administration (e.g., annual registration statement update)
▪Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services

Pricing Services
▪$ _____ - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
▪$ _____ - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
▪$ _____ - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, Asset Backed, and High Yield Bonds
▪$ _____ - Bank Loans
▪$ _____ - Intraday money market funds pricing, up to 3 times per day
▪$ _____ per Month Manual Security Pricing (>25per day)

▪Derivative Instruments are generally charged at the following rates:
•$ _____ - Interest Rate Swaps, Foreign Currency Swaps
•$ _____ - Swaptions
•$ _____ - Credit Default Swaps

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.

Corporate Actions and Factor Services
▪$ _____ - per Foreign Equity Security per Month
▪$ _____ - per Domestic Equity Security per Month
▪$ _____ - per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
▪$ _____ - per security per month for fund administrative data

SEC Modernization Requirements
▪$ _____ - per year, per Fund, Form N-PORT
▪$ _____ - per year, per Fund, Form N-CEN

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance (Additional Services Fee Schedule)

Section 15(c) Reporting
▪Additional 15(c) reporting is subject to additional charges
▪Standard data source - Morningstar; additional charges will apply for other data services
▪$ _____ - per fund per standard reporting package*

*Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Additional Available Services
(These services will not be billed for, unless selected)

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Transfer In-Kind
▪$ _____ - per sub-account per year for Tax Free Transfer In-Kind Cost Basis Tracking*

Daily Compliance Services (if required)
▪$ _____ - per fund per year, Base fee
▪$ _____ - per fund group setup

Section 18 Compliance Testing
▪$ _____ - per fund complex set up fee
▪$ _____ - per fund per month

Equity & Fixed Income Attribution Reporting
▪Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Fees for Special Situations:
▪Fee will be accessed.

Rule 2a-5 Reporting (valuation reporting and support):
▪$ _____ per fund

Customized delivery of data:
▪TBD

Optional Tax Services
▪$ _____ - per year, to prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
▪$ _____ - per additional estimate for Additional Capital Gain Dividend Estimates (First two included in core services)
▪$ _____ - per additional return, State tax returns (First two included in core services)

Tax Reporting - MLP C-Corporations

Federal Tax Returns
▪$ _____ - To Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
▪Prepare Federal and State extensions (If Applicable) - Included in the return fees
▪$ _____ - per estimate, To Prepare provision estimates

State Tax Returns
▪$ _____ - per fund, State tax notice consultative support and resolution
▪$ _____ - per state return, To Prepare state income tax returns for funds and blocker entities

•$ _____ - per state return, Sign state income tax returns
•Assist in filing state income tax returns - Included with preparation of returns

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule

▪$ _____ for the first fund (subject to Board approval)
▪$ _____ for each additional fund 2-5 (subject to change based on Board review and approval)
▪$ _____ for each fund over 5 funds
▪$ _____ per sub-adviser per fund (capped at $ 15,000 per sub-adviser over the fund complex)
▪$ _____ per external distributor
▪For more than one fund, fees will be aggregated and allocated equally.

▪$ _____ - onboarding fee
•Per adviser relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Advisor’s signature below acknowledges approval of the fee schedule above.

CrossingBridge Advisors LLC

By: /s/ John P. Conner, Jr.
Name: John P. Conner, Jr.
Title: Authorized Agent
Date: April, 13th, 2023